Exhibit 23(ii)



                                  [LETTERHEAD]

                                JACKSON & KELLY
                                ATTORNEYS AT LAW
                               1600 LAIDLEY TOWER
                                  P.O. BOX 553
                        CHARLESTON, WEST VIRGINIA 25322
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              TELEPHONE 304-340-1000     TELECOPIER  304-340-1130

                            WRITERS DIRECT DIAL NO.


                                 (304) 340-1287

                                 March 24, 1997


Virginia Electric and Power Company
Richmond, Virginia 23261

           Re:  Virginia Electric and Power Company
                Form 10-K

Gentlemen:

      We consent to the incorporation by reference into the registration statements of Virginia Electric and Power Company on Form S-3 (File No. 33-50423, File No. 33-59581 and File No. 33-60271) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that are governed by the laws of West Virginia and that relate to franchises, title to properties, limitations upon the issuance of bonds and preferred stock, rate and other regulatory matters, and litigation.


                                                         Sincerely yours,



                                                         /s/ JACKSON & KELLY
                                                         -------------------
                                                         JACKSON & KELLY